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INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in Registration Statement
No. 33-31765 of The Pep Boys - Manny, Moe and Jack on Form S-8 of our report dated April 14, 1995 appearing in the Annual Report on Form 11-K of The Pep Boys Savings Plan for the year ended December 31, 1994.






DELOITTE & TOUCHE LLP
Philadelphia,  Pennsylvania
April 26, 1995